Exhibit 99.1

Verrica Pharmaceuticals Reports First Quarter 2021 Financial Results

– Expanded commercial team in preparation for potential FDA approval of VP-102 for the treatment of molluscum, which has been assigned a PDUFA goal date of June 23, 2021 –

– Raised approximately $30 million, before offering expenses, in an underwritten public offering –

– Granted Torii Pharmaceutical Co., Ltd. an exclusive license to develop and commercialize VP-102 for molluscum and common warts in Japan; Company recognized license revenues of $12.0 million in the first quarter –

WEST CHESTER, PA – May 7, 2021 (GLOBE NEWSWIRE) – Verrica Pharmaceuticals Inc. (“Verrica”) (Nasdaq: VRCA), a dermatology therapeutics company developing medications for skin diseases requiring medical interventions, today announced financial results for the first quarter ended March 31, 2021.

“This is a significant time for the Company as we ramp up our commercial readiness plans in preparation for potential FDA approval this year of VP-102 for the treatment of molluscum, a common, highly contagious skin disease with no FDA-approved treatments,” said Ted White, Verrica’s President and Chief Executive Officer. “In parallel, we strengthened our financial position, raising funds and generating licensing revenues that we believe will support planned operations at least through the second quarter of 2023.”

Ted White continued: “Further, we expanded our global reach by granting Torii an exclusive license to develop and commercialize VP-102 in Japan for the treatment of molluscum and common warts, executing the first strategic step in potentially bringing VP-102 to global markets.”

Business Highlights and Recent Developments

•

The Company continued to expand its U.S. commercial operations during the quarter in preparation for the potential FDA approval of VP-102 (cantharidin 0.7% Topical Solution), and has made key hires in marketing, sales and payor functions to support product launch and commercialization. The Company has been assigned a Prescription Drug User Fee Act (PDUFA) goal date of June 23, 2021 for its NDA for VP-102. If approved, VP-102 will be marketed in the United States under the conditionally accepted brand name YCANTH™.

•

On March 25, the Company closed an underwritten public offering of 2,033,899 shares of its common stock at a price to the public of $14.75 per share. The gross proceeds from the offering to Verrica were approximately $30.0 million, before offering expenses.

•

The Company entered into a Collaboration and License Agreement (the “Torii Agreement”) with Torii Pharmaceutical Co., Ltd. (“Torii”) granting Torii an exclusive license to develop and commercialize VP-102 in Japan for the treatment of molluscum and common warts. Under the terms of the Agreement, Torii made an up-front payment of $11.5 million to Verrica and has also agreed to make up to an additional $58 million in aggregate payments contingent on achievement of specified development, regulatory, and sales milestones. Torii will also make tiered transfer price payments for supply of product in the range of the mid-30s to mid-40s as a percent of net sales. Torii is responsible for all development activities and costs in support of obtaining regulatory approval in Japan.

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Positive pooled results from the pivotal CAMP trials evaluating the safety and efficacy of VP-102 in the treatment of molluscum were published in the March 2021 issue of the American Journal of Clinical Dermatology.

Financial Results

First Quarter 2021 Financial Results

•	Verrica recognized license revenues of $12.0 million in the first quarter of 2021 related to the Torii Agreement. There were no license revenues recognized in 2020.

•

Research and development expenses were $5.4 million in the first quarter of 2021, compared to $4.9 million for the same period in 2020. The increase was primarily attributable to a one-time $2.3 million milestone payment to Lytix Biopharma AS upon the achievement of a regulatory milestone for LTX-315, partially offset by decreased Chemistry, Manufacturing and Controls (CMC) and clinical costs related to Verrica’s development of VP-102 for molluscum contagiosum, external genital warts, and common warts in 2020.

•

General and administrative expenses were $6.6 million in the first quarter of 2021, compared to $5.0 million for the same period in 2020. The increase was primarily a result of expenses related to increased headcount, an increase in insurance, professional fees and other operating costs, and an increase in expenses related to pre-commercial activities for VP-102.

•	For the first quarter of 2021, net loss on a GAAP basis was $0.9 million, or $0.04 per share, compared to a net loss of $9.8 million, or $0.39 per share, for the same period in 2020.

•	For the first quarter of 2021, non-GAAP net income was $0.6 million, or $0.02 per share, compared to a non-GAAP net loss of $8.8 million, or $0.35 per share, for the same period in 2020.

•

As of March 31, 2021, Verrica had aggregate cash, cash equivalents, and marketable securities of $87.7 million. The Company believes that its existing cash, cash equivalents, and marketable securities as of March 31, 2021, combined with the $11.5 million up-front payment received pursuant to the Torii Agreement in April 2021, will be sufficient to support planned operations at least through the second quarter of 2023.

Non-GAAP Financial Measures

In evaluating the operating performance of its business, Verrica’s management considers non-GAAP income from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP financial measures exclude stock-based compensation charges and non-cash interest expense that are required by GAAP. Verrica believes that non-GAAP income from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Verrica believes may not be indicative of its operating performance, because either they are unusual and Verrica does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. non-GAAP income from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Non-GAAP income from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share have been reconciled to the nearest GAAP measure in the tables following the financial statements in this press release.

About VP-102

Verrica’s lead product candidate, VP-102, is a proprietary drug-device combination product that contains a GMP-controlled formulation of cantharidin (0.7% w/v) delivered via a single-use applicator that allows for precise topical dosing and targeted administration. VP-102 is currently under U.S. Food and Drug Administration (FDA) review, with a PDUFA goal date of June 23, 2021, and could potentially be the first product approved by the FDA to treat molluscum contagiosum — a common, highly contagious skin disease that affects an estimated six million people in the United States, primarily children. If approved, VP-102 will be marketed in the United States under the conditionally accepted brand name YCANTH™. In addition, Verrica has successfully completed a Phase 2 study of VP-102 for the treatment of common warts and a Phase 2 study of VP-102 for the treatment of external genital warts.

About Molluscum Contagiosum (Molluscum)

There are currently no FDA-approved treatments for molluscum, a highly contagious viral skin disease that affects approximately six million people — primarily children — in the United States. Molluscum is caused by a pox virus that produces distinctive raised, skin-toned-to-pink-colored lesions that can cause pain, inflammation, itching and bacterial infection. It is easily transmitted through direct skin-to-skin contact or through fomites (objects that carry the disease like toys, towels or wet surfaces) and can spread to other parts of the body or to other people, including siblings. The lesions can be found on most areas of the body and may carry substantial social stigma. Without treatment, molluscum can last for an average of 13 months, and in some cases, up to several years.

About Verrica Pharmaceuticals Inc.

Verrica is a dermatology therapeutics company developing medications for skin diseases requiring medical interventions. Verrica’s late-stage product candidate, VP-102, is in development to treat molluscum, common warts and external genital warts, three of the largest unmet needs in medical dermatology. Verrica is also developing VP-103, its second cantharidin-based product candidate, for the treatment of plantar warts. The Company has also entered a worldwide license agreement with Lytix Biopharma AS to develop and commercialize LTX-315 for dermatologic oncology conditions. For more information, visit www.verrica.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on Verrica’s current beliefs and expectations. These forward-looking statements include expectations regarding the Company’s expectations with regard to the potential approval of the NDA for VP-102 and the potential benefits and potential commercialization of VP-102 for the treatment of molluscum, if approved, the clinical development of Verrica’s VP-102 for additional indications and Verrica’s other product candidates, , and Verrica’s cash, cash equivalents and marketable securities being sufficient to support planned operations at least through the second quarter of 2023. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the drug development process and the regulatory approval process, Verrica’s reliance on third parties over which it may not always have full control, uncertainties related to the COVID-19 pandemic and other risks and uncertainties that are described in Verrica’s Annual Report on Form 10-K for the year ended December 31, 2020 and other filings Verrica makes with the U.S. Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and are based on information available to Verrica as of the date of this release, and Verrica assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

VERRICA PHARMACEUTICALS INC.

Condensed Statements of Operations

(unaudited, in thousands except share and per share data)

	Three Months Ended March 31,
	2021	2020
License revenues	$12,000	$—
Operating expenses:
Research and development	5,362	4,892
General and administrative	6,578	4,988

Total operating expenses	11,940	9,880

Income (loss) from operations	60	(9,880)
Interest income	32	278
Interest expense	(1,028)	(220)

Net loss	$(936)	$(9,822)

Net loss per share, basic and diluted	$(0.04)	$(0.39)

Weighted average common shares outstanding, basic and diluted	25,602,404	24,964,167

VERRICA PHARMACEUTICALS INC.

Selected Balance Sheet Data

(unaudited, in thousands)

	March 31, 2021	December 31, 2020
Cash, cash equivalents and marketable securities	$87,686	$65,470
Total assets	108,102	74,154
Debt, net	40,669	35,315
Total liabilities	46,292	41,168
Total stockholders’ equity	61,810	32,986

VERRICA PHARMACEUTICALS INC.

Reconciliation of Non-GAAP Financial Measures (unaudited)

(in thousands except share and per share data)

	Three Months Ended March 31, 2021
	Income from Operations	Net income (loss)	Net income (loss) per share
GAAP	$60	$(936)	$(0.04)

Non-GAAP Adjustments:

Stock-based compensation – General & Admin (a)	1,105	1,105
Stock-based compensation – Research & Development (a)	298	298
Non-cash interest expense (b)	—	144

Adjusted	$1,436	$611	$0.02

	Three Months Ended March 31, 2020
	Income (Loss) from Operations	Net loss	Net loss per share
GAAP	$(9,880)	$(9,822)	$(0.39)

Non-GAAP Adjustments:

Stock-based compensation – General & Admin (a)	821	821
Stock-based compensation – Research & Development (a)	177	177
Non-cash interest expense (b)	—	65

Adjusted	$(8,882)	$(8,759)	$(0.35)

(a)

The effects of non-cash stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions. Verrica believes this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how management internally manages the business.

(b)

The effects of non-cash interest charges are excluded. Verrica believes such exclusion facilitates an understanding of the effects of the debt service obligations on the Company’s liquidity and comparisons to peer group companies and is reflective of how management internally manages the business.

FOR MORE INFORMATION, PLEASE CONTACT:

Investors:

A. Brian Davis

Chief Financial Officer

484.453.3300 ext. 103

info@verrica.com

William Windham

Solebury Trout

646.378.2946

wwindham@soleburytrout.com

Media:

Zara Lockshin

Solebury Trout

646.378.2960

zlockshin@soleburytrout.com